CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        Cabot Safety Holdings Corporation


         Cabot Safety Holdings Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of Cabot Safety Holdings Corporation, by unanimous agreement at a duly called meeting of the Board validly held on May 27, 1996, in accordance with the provisions of Section 242 of the DGCL, duly adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that such amendment be submitted to and be considered by the stockholders of the Corporation for approval. Such resolution proposed to amend the Amended and Restated Certificate of Incorporation of the Corporation as follows:


         Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  "The name of the Corporation is Aearo Corporation."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, such proposed amendment to the Corporation's Amended and Restated Certificate of Incorporation was duly adopted by the holders of a majority of the outstanding shares of Common Stock of the Corporation at a duly called and validly held meeting of stockholders, in accordance with the provisions of
Section 242 of the DGCL.




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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment of Amended and Restated Certificate of Incorporation to be signed by Mark V.B. Tremallo, its Vice President and Secretary, this 29th day of May, 1996, which signature constitutes the affirmation or acknowledgment of such officer, under penalties of perjury, that this instrument is the act and deed of the Corporation, and that the facts stated therein are true.



                       CABOT SAFETY HOLDINGS CORPORATION





                           By: /s/ Mark V.B. Tremallo

                               Mark V.B. Tremallo

                          Vice President and Secretary